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                                                                    EXHIBIT 10.4


                        IMPORT AND DISTRIBUTION AGREEMENT

        This Agreement is made and entered into this 07TH, day of March _, 1997, by and between the ARMADIS - P.O. BOX 8 - 40190 VILLENEUVE DE MARSAN (FRANCE) and, R & R (Bordeaux) Imports, Inc. a Florida, U.S.A. corporation, with its principal place of business, at 3201 West Griffin Road, Suite #204, Ft. Lauderdale, Florida 33312-6900, U.S.A, ("Distributor").

                                    RECITALS

        WHEREAS, WINERY is engaged in the production and sale of wine and wishes to expand the distribution of such product by having DISTRIBUTOR sell such product in the territory described in Paragraph 3 hereof; and

        WHEREAS, DISTRIBUTOR desires to market the wine products produced by WINERY and the be designated as the exclusive distributor of WINERY for the purposed of selling such products in the territory assigned to it.

        NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each party, the parties hereto agree as follows:


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1.   APPOINTMENT.

                (a) WINERY hereby appoints DISTRIBUTOR as its exclusive distributor for the sale and promotion of the Products described in Paragraph 2 below in the Territory described in Paragraph 3 below and agrees not to appoint other distributors in the Territory. WINERY agrees that while this Agreement is in effect, it will not sell Products to persons other than DISTRIBUTOR in the Territory or to persons, other than DISTRIBUTOR, who WINERY has reason to believe will resell the Products in the Territory.

                (b) DISTRIBUTOR hereby accepts such appointment subject to the terms and conditions of this Agreement and agrees that it shall use its best efforts to promote demand for and sale of the Products in the Territory and that in the sale and promotion of the Products it shall at all times carry out to the best of its ability a merchandising policy designed to promote and maintain the excellence of quality and to preserve the goodwill which is associated with the name and reputation of WINERY and its products.

                (c) Notwithstanding the foregoing, should DISTRIBUTOR, commencing with the 1999 calendar year, fail to meet the minimum annual purchase requirements set forth in Section 4(c) of this Agreement, then DISTRIBUTOR shall become a non-exclusive distributor of the Products.

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        2. PRODUCTS.

        The term "Products" as used in this Agreement shall mean any and all WINE and CHAMPAGNE styles and any other types brewed and produced by WINERY. WINERY shall have the right to stop brewing and selling any of the Products without incurring any obligation or liability to Distributor.

        3.   TERRITORY.

        The term "Territory" as used in this Agreement shall mean the Continent of North America, and the Caribbean Islands. The Territory may be subsequently enlarged, reduced or otherwise changed by agreement in writing of the parties hereto.

        4.   SALES ACTIVITIES.

        DISTRIBUTOR shall conduct the sales activities contemplated under this Agreement by purchasing Products from WINERY for resale to DISTRIBUTOR'S customers within the Territory. DISTRIBUTOR shall conduct its sales activities in a lawful manner consistent with the highest standards of fair trade, fair competition, and business ethics; shall cause all of its employees to do the same and use its best efforts to ensure that its agents will do the same; and in addition shall be bound by the following duties and obligations:


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                (a) Advertising. DISTRIBUTOR may undertake, at its own expense, such advertising and promotional efforts as it may deem necessary to achieve a proper recognition of the Products in the Territory. DISTRIBUTOR shall have the right to use the names or any derivation thereof, or any other name or mark associated with WINERY.

                (b) Inventory. DISTRIBUTOR agrees to maintain at all times an inventory of the Products sufficient to fill reasonably anticipated orders from its customers and to deliver promptly all such orders.

                (c) Minimum Purchases. During the calendar year beginning January 1, 1997, DISTRIBUTOR shall make a minimum annual total purchase of Products having a net plant invoice value of $300,000 U.S. Commencing with the calendar year beginning January 1, 1998, DISTRIBUTOR shall make a minimum annual total purchase of Products having a net plant invoice value of $500,000 U.S. Commencing with the calendar year beginning January 1, 1999, DISTRIBUTOR shall make a minimum annual total purchase of Products having a net plant invoice value of $1,000,000 U.S.

                (d) Orders. DISTRIBUTOR shall in submitting orders describe the Products in a clear and unambiguous manner and shall include precise instructions for packaging, invoicing, and shipping.

                (e) Resale Prices. DISTRIBUTOR shall distribute the Products through all available means, including restaurant accounts, store and market retail accounts, or otherwise, which may


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be commensurate with good development of the Territory. DISTRIBUTOR shall set resale prices for the Products at its own discretion.

        5.      LIST PRICES.

                (a) The prices to be paid by DISTRIBUTOR to WINERY for each order of Products shall be WINERY'S prices in effect on the date said order for Products from time to time on thirty (30) days' written notice to DISTRIBUTOR to compensate for increases in its cost of manufacturing Products due to changes in currency exchange rates or increases in energy, labor, raw materials or transportation costs or in duties or other governmental charges, impositions or assessments. No price increase shall effect the prices of Products sold to DISTRIBUTOR pursuant to orders placed by DISTRIBUTOR and accepted by WINERY prior to the effective date of such price increase.

                (b) Any and all taxes assessed to WINERY by federal, state, or local governments on sales of WINERY'S Products to DISTRIBUTOR shall be included on invoices rendered by WINERY to DISTRIBUTOR.


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        6.      PLACEMENT OF ORDERS AND SHIPMENT.

                (a) Upon the placing of a written order for Products to WINERY by DISTRIBUTOR, a binding agreement will be created whereby WINERY will agree to sell and ship, and DISTRIBUTOR will agree to purchase and pay for, the Products ordered under the terms of this Agreement.

                (b) Any terms or conditions stated in DISTRIBUTOR'S order inconsistent with this Agreement shall be null and void.

                (c) WINERY shall ship the Products to DISTRIBUTOR within a reasonable time after receipt of any order. Shipping dates shall be approximate and shall be computed from the date of receipt of the order by WINERY. Weights given shall be estimated weights. All typographical and clerical errors shall be subject to correction.

                (d) WINERY shall in no event be obligated to make any such shipment if such shipment would, at the time thereof, constitute a violation of any laws, regulations, or policies of the Territory or of the United States of America or France.

                (e) WINERY'S obligation to effect shipment of the Products shall be fully discharged; and ownership, legal title, and all risk of loss or damage shall pass to DISTRIBUTOR when the Products have been delivered to the carrier at WINERY'S place of business or any other place designated by WINERY.


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                (f) DISTRIBUTOR shall be entitled to conduct a reasonable
investigation of the Products upon receipt thereof. All claims for defects in the Products or shortages shall be made in writing by DISTRIBUTOR within ten
(10) days of the receipt of the Products. Acceptance of the Products by DISTRIBUTOR shall constitute a waiver of all claims by DISTRIBUTOR for loss or damage due to defects or shortages in the Products, or to delay in delivery of the Products.

                (g) No Products shall be returned for credit without first obtaining the written permission of WINERY to return such Products. In the event WINERY does agree to accept goods, a minimum of two percent (2%) of the invoice price plus any other expenses WINERY may have incurred in packing, shipping, transportation, or otherwise shall be returned at the expense of DISTRIBUTOR, and all such returned Products must be received by WINERY in an unused condition and in condition for resale as new merchandise.

        7.      PAYMENTS.

                (a) All terms of this Agreement, (including but not limited to "cost", "payments", "amounts", "value", "discounts", "price", "credits", "set-off", "dollars" or "$" shall be calculated and constructed in terms of currency of the United States of America.

                (b) In order to secure DISTRIBUTOR's obligation to accept and purchase any Products ordered under the terms of this


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Agreement, DISTRIBUTOR shall establish a confirmed, irrevocable and transferrable letter of credit in favor of WINERY, or ARMADIS or an assignee of WINERY or an affiliate of WINERY at a bank within the United States of America acceptable to WINERY, and the conditions for payment thereunder shall be satisfied upon the delivery by WINERY of the usual shipping documents.

        9.      CONFIDENTIAL INFORMATION.

        DISTRIBUTOR and WINERY shall not use of disclose to third parties any confidential information concerning the business, affairs, or the products of the other party which it may acquire in the course of its activities under this Agreement and shall take all necessary precautions to prevent any such disclosure by any of its employees, officers, or affiliated persons and entities. For purposes of this Article, confidential information shall include trade secrets and other unpatentable information.

        9.      SUB-DISTRIBUTORS.

        DISTRIBUTOR shall have the right to appoint sub-distributors for the sale and promotion of the Products in the Territory. Additionally, DISTRIBUTOR shall have the right to enter into alliances and cooperative arrangements for the sale, promotion and distribution of the Product in the Territory.


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        10.     CONSEQUENTIAL DAMAGES - INDEMNITY.

                (a) The parties hereto acknowledge that the ability of WINERY to comply with the terms of this Agreement is of the utmost importance to the business operations of DISTRIBUTOR. As a result, the parties understand that should WINERY breach any provision of this Agreement, that is shall be liable to DISTRIBUTOR for all damages which consequentially occur as a result of said breach including, but not limited to, lost goodwill, lost resale profits, and lost customers of DISTRIBUTOR.

                (b) DISTRIBUTOR shall indemnify WINERY and hold it harmless from any claims, demands, liabilities, suits, or expenses of any kind arising out of DISTRIBUTOR'S business, and these provisions shall survive the termination of this Agreement.

        11.     PRODUCT WARRANTY.

        WINERY warrants to DISTRIBUTOR that Products shall be of merchantable quality at the time title there passes to DISTRIBUTOR in accordance with this Agreement. WINERY at is option, shall replace any Products which fail to comply with such warranty or shall refund the purchase price paid by DISTRIBUTOR therefor. Further, WINERY hereby agrees to indemnify DISTRIBUTOR for any claims for liabilities made against DISTRIBUTOR arising out of personal injuries or death or damage to property caused by


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defective Products, unless such defect is created by DISTRIBUTOR'S handling of the Products.

         12.    RELATIONSHIP BETWEEN PARTIES.

        DISTRIBUTOR agrees that in all matters relating to this Agreement it is and shall be acting as an independent contractor and shall bear all of its expenses in connection with this Agreement. It shall not have any authority to assume or create any obligation, express or implied, on behalf of WINERY. DISTRIBUTOR shall not make quotations or write letters in the name of WINERY but in every instance shall use its own name.

        13.     EFFECTIVE DATE AND DURATION.

                (a) This Agreement shall be effective for thirty (30) years from the effective date, unless sooner terminated as hereinafter provided. This Agreement shall be automatically renewed for additional terms of ten (10) years each, unless not less than nine (9) months prior to the end of the initial or any renewal term either party shall give the other written notice of non-renewal.

                (b) This Agreement may be terminated prior to the expiration of the initial term of this Agreement, or any renewals thereof, by either party if the other party;


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                    (i) breaches any material provision of this Agreement, and such breach is not cured within ninety (90) days written notice thereof;

                    (ii) insolvency or bankruptcy of either party under applicable law, and/or the appointment of a trustee or receiver for either party; or

                    (iii)any inability or prospective failure of either party to perform its obligations hereunder.

        14.     RIGHTS AND OBLIGATIONS UPON TERMINATION.

        Upon expiration or termination of this Agreement for any reason, all orders received from DISTRIBUTOR but not shipped by WINERY prior to the effective date of termination shall be shipped by WINERY, and DISTRIBUTOR agrees to accept shipment of and make payment for any such orders shipped by WINERY.

        15.     NO ASSIGNMENT.

        This Agreement shall not be assigned by either party, either by operation of law or by contract, without the prior written consent of the other party hereto, and any attempt to assign without such consent shall be null and void. Nothing herein contained, however, shall prevent DISTRIBUTOR from assigning this Agreement to any subsidiary, an affiliate, sister, or parent corporation of DISTRIBUTOR.


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        16.     GOVERNMENT REGULATION.

                    (a) DISTRIBUTOR agrees to obtain at its own expense import license, foreign exchange permit, or other permit or approval it may need for the performance of its obligations under this Agreement, and in essence, to comply at its own expense with all applicable laws, regulations, and orders of the government(s) of the Territory, the United States or any instrumentality thereof.

                    (b) DISTRIBUTOR agrees to furnish to WINERY, by affidavit or other reasonable means from time to time at WINERY'S request, and the reasonable satisfaction of WINERY, assurances that the appointment of DISTRIBUTOR hereunder, its activities under this Agreement, and the payment to WINERY of any monies or consideration contemplated hereunder are proper and lawful under the law in force in the Territory and in the United States of America. DISTRIBUTOR further represents that no person employed by it is an official of any government agency or a corporation owned by the government(s) of the Territory, the United States of America, or any State thereof and that no part of any monies or considerations paid hereunder shall accrue for the benefit of any such official.

        17.     FORCE MAJEURE.

        This agreement and WINERY'S and DISTRIBUTOR'S performance hereunder are subject to all contingencies beyond their reasonable control, including but not limited to force majeure; strikes;


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lockouts; labor disputes; floods; civil commotion; riot; acts of God; rules, laws, orders, restrictions, embargoes, quotas or actions of any government, foreign or domestic or any agency or subdivision thereof; casualties; fires; accidents; shortages of transportation facilities; detention of the Products by custom authorities; or losses of the Products in public or private warehouses. In any such event, the party not subject to force majeure shall have the right, in its sole discretion and without any liability to the other party, to (a) cancel all or any portion of this Agreement, or (b) require performance of this Agreement within a reasonable time after the causes for nonperformance or delay have terminated.

         18.    SEPARABILITY.

        If any provision of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the invalidity of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect.

         19.    WAIVER.

        The waiver by either party hereto of a breach or default in any of the provisions of this Agreement by the other party


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not be construed as a waiver of any succeeding breach of the same or other provisions; nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power, or privilege that it has or may have hereunder operate as a waiver of any breach or default by the other party.

        20.     LANGUAGES

        This Agreement is written in French and English in two counterparts in each language. One copy of each language text shall be retained by each party. French and English texts shall have equal validity and legal effect, provided however that in case of disagreement, the English language text shall prevail.

        21.     NOTICES.

        (a) Unless otherwise specifically provided, all notices, demands, or requests required or permitted by this Agreement shall be in writing and in English and sent in a letter form or by telex, facsimile (facsimile to be accompanied by a telex notice requesting confirmation of receipt), telegraph or cable to the address of the parties first set forth hereinabove, or to such other address as may from time to time be designated by any party through notification to the other party at its address as in effect from time to time.


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        The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

                (a) Notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

                (b) Notices given in letter form shall be deemed effectively given on the tenth day after the date mailed (as indicated by the postmark) by registered airmail; postage prepaid, or the fourth day after delivery to an internationally recognized courier service;

                (c) Notices given by telex, telegram or cable shall be deemed effectively given on the second business day following the date of transmission, as indicated on the document in question; and

                (d) Notices given by facsimile shall be deemed effectively given on the first business day following the date of transmission of a telex notice requesting confirmation of receipt as indicated on the telex in question.

        Nothing contained herein shall justify or excuse failure to give oral notice for the purpose of informing the other party thereof when notification is appropriate, by such oral notice shall not satisfy the requirement of written notice.

         22.    GOVERNING LAW.

        The formation, validity, execution, amendment and termination of this Agreement shall be governed by the applicable laws of the


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State of Florida, U.S.A. and international legal principles and practices.

        23.     RESOLUTION OF DISPUTES.

        (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through friendly consultation. Such consultation shall begin immediately after one party has delivered to the other party a written request for such consultation. If within thirty (30) days following the date on which such notice is given, the dispute cannot be resolved, one dispute shall be submitted to arbitration upon the request of one party with notice to the other party.

        (b) Any arbitration to be conducted pursuant to the terms of this Agreement shall be conducted in Stockholm, Sweden under the auspices of the Arbitration Institute of the Stockholm Chamber of Commerce (the "Institute"). There shall be three arbitrators. Each party shall select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The President of the Institute shall select the third arbitrator. If the other party does not appoint an arbitrator who has consented to


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participate within thirty (30) days after the selection of the first arbitrator, the relevant appointment shall be made by the President of the Institute.

        (c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law in effect at the time of arbitration. However, if such rules are in conflict with the provisions of this Section 23, including the provisions concerning the appointment of arbitrators, the provisions of this Section 23 shall prevail.

        (d) Each party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other party in connection with such proceeding, subject only to any confidentiality obligations binding on such party.

        (e) The award of the arbitration tribunal shall be final and binding upon the parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

         24.    ENTIRE AGREEMENT; MODIFICATIONS AND WAIVERS.

        This Agreement is the entire agreement of the parties with respect to the subject matter described in this Agreement and all oral and written prior negotiations and agreements and any conflicting prior course of dealing or trade usage are superseded hereby. The parties hereto agree that no representations have been


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made or relied upon, except as specifically stated in this Agreement. This
Agreement may be modified only by a writing signed by both parties.

        IN WITNESS WHEREOF, and intending to be legally bound hereby, DISTRIBUTOR and WINERY have each caused this Agreement to be delivered and executed by their proper and duly authorized officers on this 07TH day of March, 1997.

  WINERY: ARMADIS

            ARMADIS
   40190 VILLENEUVE de MARSAN
ALAIN LOUBERE, GENERAL DIRECTOR                   MARCH 07, 1997
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                                       DATE

DISTRIBUTOR: R & R (Bordeaux)
Imports, Inc.


[SIG]                                             MARCH 07, 1997
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By: Robert K. Walker, President        DATE



WITNESS  [SIG]                         MARCH 07, 1997.
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WITNESS   [SIG]                        MARCH 07, 1997.
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